As filed pursuant to Rule 424(b)(2)
Under the Securities Act of 1933
Registration No. 333-91565

Supplement dated May 6, 2005
to Prospectus Supplement dated May 3, 2005
to Prospectus dated February 18, 2005

$964,316,000
(Approximate)(1)
Mortgage-Backed Certificates, Series 2005-B
Fremont Home Loan Trust 2005-B
Issuer
Fremont Mortgage Securities Corporation
Depositor
Fremont Investment & Loan
Originator and Servicer

Wells Fargo Bank, N.A.
Master Servicer and Trust Administrator

The proceeds to the depositor set forth on the cover page and page S-89 of the prospectus supplement dated May 3, 2005 to the prospectus dated February 18, 2005 with respect to the above-referenced certificates is revised to reflect that the proceeds to the depositor from the sale of the offered certificates (excluding accrued interest) will be approximately 99.75% of the class principal balance of the offered certificates before deducting expenses.

Goldman, Sachs & Co.

Barclays Capital	Credit Suisse First Boston	Deutsche Bank Securities	RBS Greenwich Capital

The date of this Supplement is May 6, 2005.